EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-221993 and 333-227729) and the Registration Statement Form S-8 (No. 333-200183), of Ashford Inc. of our report dated March 8, 2019, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 8, 2019